Exhibit 10.3
FIRST AMENDMENT TO
TRANSPORTATION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TRANSPORTATION SERVICES AGREEMENT (this “Amendment”) is effective as of December 1, 2016 by and between Hardin Street Transportation LLC, a Delaware limited liability company (“HST”), and Marathon Petroleum Company LP, a Delaware limited partnership (“MPC”), both referred to jointly as the “Parties” and each individually as a “Party”.

WITNESSETH

WHEREAS, HST and MPC entered into that certain Transportation Services Agreement dated January 1, 2015 (“Agreement”), whereby MPC desired to move Commodities on the HST Pipeline Systems;

WHEREAS, the following Pipeline Systems shall be removed from the Agreement:

1.	RIO 8” Products

2.	Campbell Branch – Vina 6” Crude

3.	High Island – Texas City 14” Crude

4.	Princeton – Robinson 4” LPG

5.	Princeton – Robinson 8”-6” Products

6.	Campbell Branch Truck Unload

WHEREAS, the Parties agree to decrease the Canton Crude Truck Unload Minimum Capacity;

WHEREAS, the Parties agree to increase the commitment and toll rate on the St. James – Garyville 30” crude system; and

WHEREAS, the Parties now desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants set forth hereinafter, MPC and HST agree to amend the Agreement as follows:

1.	Exhibit B – Tolls will be replaced with the attached Exhibit B – Tolls reflecting the changes above and the rates currently in effect as of the date of this Amendment.

2. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

3.
This Amendment may be executed in one or more counterparts, and in both original form and one or more photocopies, each of which shall be deemed to be an original, but all of which together shall be deemed to constitute one and the same instrument.

4.	Except for the provisions of the Agreement specifically addressed in this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, HST and MPC have caused this Amendment to be duly executed, all as of the date set forth above.

Marathon Petroleum Company LP		Hardin Street Transportation LLC
By: MPC Investment LLC, its General Partner

By:	/s/ C. M. Palmer	By:	/s/ Craig O. Pierson

Name:	C. M. Palmer	Name:	Craig O. Pierson

Title:	Sr. V.P. Supply Distribution and Planning	Title:	President

Exhibit B – Tolls

Pipeline System	Minimum Capacity (BPD)	Commitment Barrels Per Day	Toll Rates ($/BBL)	Refinery connection per Section 4.4 & 7.1
Bellevue 4” Products	5,000	2,500	1.2024
Columbus Locals	NA	14,100	0.4384
Detroit LPG – Woodhaven #1-4” LPG & #2-4”LPG	5,700 5,700	5,900	2.0209
Lima – Canton 12”-16” Crude	83,900	57,500	1.0718	Canton
Lima Pump-out (Products)	28,800	13,500	0.1009
Louisville – Lexington 8” Products	37,300 24,300(MPC)	18,300	0.6511
St. James – Garyville 30” Crude	600,000	450,000	0.2774	Garyville
Toledo – Steubenville 6”-4” Products	28,800	9,800	0.9065
Woodhaven Buckeye – Woodhaven 8” LPG	NA	3,500	0.0505
Truck Unloads
Canton Crude Truck Unload	20,000(2015-2016) 2,700(2017+)	20,000(2015-2016) 2,700(2017+)	2.6355	Canton